INVESTOR PRESENTATION AUGUST 2019 v AUGUST 2019 Investor Presentation Exhibit 99.2

INVESTOR PRESENTATION AUGUST 2019 Disclaimers 2 NON - GAAP FINANCIAL MEASURES . As required by the rules of the Securities and Exchange Commission ("SEC"), we provide reconciliations of the non - GAAP financial measures contained in this presentation to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this document. This document contains the following non - GAAP financial measures : earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA for the three - and six - month periods ended June 30 , 2019 and 2018 ; EBITDA, adjusted EBITDA and adjusted EBITDA excluding truckload for the twelve - month periods ended December 31 , 2018 , 2017 , 2016 and 2015 ; free cash flow for the three - and six - month periods ended June 30 , 2019 and 2018 , and the twelve - month periods ended December 31 , 2018 , 2017 , 2016 and 2015 ; adjusted net income attributable to common shareholders and adjusted earnings per share (basic and diluted) (“adjusted EPS”) for the three - and six - month periods ended June 30 , 2019 and 2018 ; adjusted operating income and adjusted operating ratio for our North American less - than - truckload business for the three - and six - month periods ended June 30 , 2019 and 2018 ; and organic revenue and organic revenue growth for the three - and six - month periods ended June 30 , 2019 and 2018 , on a consolidated basis and for our logistics business . We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments' core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses . Other companies may calculate these non - GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies . These non - GAAP financial measures should only be used as supplemental measures of our operating performance . Adjusted EBITDA, adjusted net income attributable to common shareholders and adjusted EPS include adjustments for transaction, integration and rebranding costs, as well as adjustments for restructuring costs . Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition and include transaction costs, acquisition and integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full - time to integration and transformation activities) and certain costs related to integrating and converging IT systems . Rebranding adjustments primarily relate to the rebranding of the XPO Logistics name on our truck fleet and buildings . Restructuring costs primarily relate to severance costs associated with business optimization initiatives . Management uses these non - GAAP financial measures in making financial, operating and planning decisions and evaluating XPO's and each business segment's ongoing performance . We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value . We calculate free cash flow as adjusted net cash used in operating activities, less payment for purchases of property and equipment plus proceeds from sale of property and equipment, with adjusted net cash used in operating activities defined as net cash used in operating activities plus cash collected on deferred purchase price receivables . We believe that EBITDA, adjusted EBITDA and adjusted EBITDA excluding truckload improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses . We believe that adjusted net income attributable to common shareholders and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities . We believe that adjusted operating income and adjusted operating ratio for our North American less - than - truckload business improve the comparability of our operating results from period to period by ( i ) removing the impact of certain restructuring costs and amortization expenses and (ii) including the impact of pension income incurred in the reporting period as set out in the attached tables . We believe that organic revenue is an important measure because it excludes the impact of the following items : foreign currency exchange rate fluctuations, fuel surcharges and revenue associated with our direct postal injection service in last mile . With respect to our 2019 financial target for adjusted EBITDA, free cash flow and organic revenue growth, as well as our 2021 target for EBITDA in our North American less - than - truckload business, each of which is a non - GAAP measure, a reconciliation of the non - GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described below that we exclude from the non - GAAP target measure . The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward - looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP that would be required to produce such a reconciliation . FORWARD - LOOKING STATEMENTS. T his document includes forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, including our 2019 financial targets for our consolidated revenue and organic growth, adjusted EBITDA, free cash flow, net capital expenditures, depreciation and amortization, effective tax rate, cash taxes and the free cash flow benefit from our trade receivables programs and our expected future growth prospects, as well as our 2021 target for EBITDA in our North American less - than - truckload business, our revenue run rate target for XPO Direct by 2022 and our potential profit growth opportunity by 2022 . All statements other than statements of historical fact are, or may be deemed to be, forward - looking statements . In some cases, forward - looking statements can be identified by the use of forward - looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target," "trajectory" or the negative of these terms or other comparable terms . However, the absence of these words does not mean that the statements are not forward - looking . These forward - looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances . These forward - looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward - looking statements . Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following : economic conditions generally ; competition and pricing pressures ; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers' demands ; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies ; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems ; our substantial indebtedness ; our ability to raise debt and equity capital ; our ability to maintain positive relationships with our network of third - party transportation providers ; our ability to attract and retain qualified drivers ; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions ; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees ; risks associated with our self - insured claims ; risks associated with defined benefit plans for our current and former employees ; fluctuations in currency exchange rates ; fluctuations in fixed and floating interest rates ; fuel price and fuel surcharge changes ; issues related to our intellectual property rights ; governmental regulation, including trade compliance laws ; and governmental or political actions, including the United Kingdom's likely exit from the European Union . All forward - looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations . Forward - looking statements set forth in this document speak only as of the date hereof, and we do not undertake any obligation to update forward - looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law .

XPOLogistics

Investor highlights: Key factors driving growth and returns

1	**Leading positions in the fastest growing sectors of transportation and logistics**	▪ Top three industry positions across all major business units ▪ Over 60% of XPO's revenues are in industry sectors that are growing at 2-5x GDP
2	**Fast pace of technological innovation drives competitive advantage**	▪ Proprietary technology optimizes talent and assets ▪ Data-driven technology initiatives, including warehouse automation and digital freight marketplace
3	**Strong, multimodal presence in high-growth e-commerce and omnichannel**	▪ Largest e-fulfillment 3PL in Europe, leading provider of reverse logistics and largest last mile provider for heavy goods in North America ▪ Combination of scale, expertise and proprietary technology drives high consumer satisfaction levels
4	**Cost and revenue initiatives represent large pool of potential profit drivers**	▪ ~$700 million to $1 billion of profit growth opportunity through company-specific endeavors ▪ Major levers include: pricing / revenue analytics, XPO Connect™, XPO Smart™, XPO Direct™, supply chain automation, back office and procurement optimization
5	**Share growth complements opportunities for further consolidation of fragmented markets**	▪ Less than 2% share across key global markets ▪ Differentiated ability to provide complex logistics solutions on a global scale
6	**Substantial advantages of scale**	▪ Platform propels operating leverage, purchasing power, cross-selling and capacity to innovate ▪ Compelling ability to provide consistent, multinational solutions to global customers
7	**Significant cash flow generation**	▪ 70% of revenue is asset-light, 77% of cost basis is variable ▪ Raised free cash flow target range for FY 2019 to $575 to $675 million, up from $525 to $625 million
8	**Ability to outperform the macro in all parts of the cycle**	▪ Deep expertise in diverse verticals with different economic cycles ▪ High mix of contracted business (74% in 2018) adds resilience in economic downturns
9	**Expectation of free cash flow acceleration in an economic downturn**	▪ Ability to modulate capex with cyclical fluctuations; low maintenance capex ▪ Working capital becomes source of cash in economic slowdowns
10	**35 top leaders and 2,500 extraordinary engineers, operators and logisticians**	▪ Irreplicable moat of astute talent with blue-chip industry experience ▪ Results-oriented innovators driving differentiation in every line of business

Note: Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

INVESTOR PRESENTATION AUGUST 2019

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XPOLogistics

Top three transportation and logistics player across all major business units

One company, one brand – innovative, global and growing

LOGISTICS 35% OF TOTAL REVENUE	TRANSPORTATION 65% OF TOTAL REVENUE			
Contract Logistics	**North American Less-Than-Truckload**	**North American Transportation (Freight Brokerage)**	**North American Last Mile**	**European Transportation**
▪ Highly engineered and customized solutions ▪ E-commerce fulfillment ▪ Reverse logistics ▪ High-value-add warehousing ▪ Factory and aftermarket support ▪ Integrated manufacturing and distribution ▪ XPO Direct™ shared distribution network	▪ Time-definite service ▪ Linehaul, pickup and delivery ▪ Primarily asset-based capacity ▪ National network of terminals	▪ Truck brokerage ▪ Intermodal / Drayage ▪ Expedite ▪ Managed Transportation ▪ Global Forwarding	▪ Heavy goods and larger-than-parcel deliveries to the home ▪ Asset-light model utilizing independent contractors ▪ Dedicated network of last mile hubs	▪ Primarily LTL, truck brokerage and dedicated transportation ▪ Top LTL provider in Western Europe ▪ Last Mile ▪ Managed Transportation

Significant advantages of scale, innovation and best practices

Note: Revenue data, excluding intersegment elimination, as reported for FY 2018

INVESTOR PRESENTATION AUGUST 2019

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INVESTOR PRESENTATION AUGUST 2019 Global provider of significant capacity for customers 5 GROUND TRANSPORTATION ASSETS NON - ASSET TRANSPORTATION NETWORK FACILITY ASSETS 10,000 trucks contracted via independent owner - operators 1,000,000+ brokered trucks 472 cross - docks 801 contract logistics facilities 202 million sq. ft. warehouse space 16,000 tractors 40,000 trailers 9,500 53 - ft. intermodal containers 5,000 chassis Source: Company information

INVESTOR PRESENTATION AUGUST 2019 Key metrics 6 US 59% France 13% UK 12% Spain 5% Other 11% REVENUE BY MIX 1 Asset - Based 30% Asset - Light 70% Total Revenue 2018: $17.3 billion REVENUE BY GEOGRAPHY 1 Source: Company information 1 Geographic and mix data as of FY2018; asset and key statistics as of June 30, 2019 CUSTOMERS Over 50,000 EMPLOYEES ~100,000 LOCATIONS 1,537 COUNTRIES OF OPERATION 30

XPOLogistics

Integrated, end-to-end supply chain solutions in massive addressable markets

Business unit	CONTRACT LOGISTICS	NORTH AMERICAN LESS-THAN-TRUCKLOAD (LTL)	EUROPEAN TRANSPORTATION	NORTH AMERICAN FREIGHT BROKERAGE/ EXPEDITE	INTERMODAL/ DRAYAGE	LAST MILE
Market size[1]	$120 billion	$43 billion	$455 billion[2]	$375 billion	$43 billion	$13 billion
Market share[3]	5%	9%	1%	1%	2%	8%
Market position	▪ #2 largest global provider ▪ #1 largest outsourced e-fulfillment market share in Europe ▪ XPO Direct™ offers flexible shared distribution close to end-customers	▪ #3 largest LTL provider in North America ▪ More than 75,000 next-day and two-day lanes ▪ Customer base diversified across industries, regions and sizes	▪ Leading platform for truckload, LTL, truck brokerage and new last mile service ▪ #1 owned road fleet in Europe	▪ #2 largest freight brokerage player globally ▪ XPO Connect™ offers leading-edge digital marketplace, provides real-time visibility into freight market supply and demand	▪ #3 largest intermodal provider in North America ▪ 30+ years experience in cross-border Mexico freight movements by rail ▪ Dray capacity at every major port and ramp	▪ #1 North American last mile provider for heavy goods ▪ Expanded North American network hubs to 85 with 90% of the US's population within one-day range
% of 2018 gross revenue	35%	22%	16%	15%	6%	6%

[1] Includes only North American and European markets. Sources include: Armstrong and Associates, Norbridge, Inc., EVE Partners LLC, FTR Associates, SJ Consulting Group, Inc., Bureau of Economic Analysis, U.S. Department of Commerce, A.T. Kearney, Transport Intelligence, American Trucking Associations, Technavio, Bain and Company, Wall Street research and management estimates
[2] European transportation size only includes truckload and brokerage
[3] Market share determined using business unit revenue, excluding intercompany eliminations

INVESTOR PRESENTATION AUGUST 2019
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XPO Logistics

Superior platform to capitalize on high growth e-commerce tailwinds

WHAT E-COMMERCE SHIPPERS DEMAND	WHAT XPO PROVIDES
Expertise developing customized e-commerce solutions	▪ Unique provider of combined, customized solutions: warehouse management, carrier management and reverse logistics for e-commerce and omnichannel companies ▪ Largest e-fulfillment 3PL in Europe, with a strong position in North America ▪ Expertise managing peak demand periods (e.g. Black Friday/Cyber Monday)
Ability to manage complex returns and aftermarket services	▪ Omnichannel and reverse logistics leader in North America ▪ 170 million returns processed annually ▪ Extensive experience with product returns, testing, refurbishment, warranty management and other value-added services
Reliable last mile logistics service with high-density network	▪ Largest North American provider of last mile logistics for heavy goods, a growing category of online purchases, with service launched in Europe ▪ Industry-leading consumer satisfaction levels powered by scale and technology ▪ Over 10 million deliveries annually; revenue ~2x the next competitor
Lean inventory management with ability to move small shipments in shorter-haul networks	▪ XPO Direct™ shared-space distribution network gives customers time-definite, fast and affordable order fulfillment ▪ Companywide, tracking more than 7 billion units of inventory daily ▪ Approximately $2.7 billion of freight under management
Sophisticated integration with customer technology infrastructures	▪ Customized logistics solutions, enabled by proprietary technology: predictive analytics, deployment of advanced warehouse automation and robotics ▪ Big data-driven analytics, customized dashboards, value-added pattern analysis and high-quality reporting

INVESTOR PRESENTATION AUGUST 2019

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INVESTOR PRESENTATION AUGUST 2019 Less than 2% current share of $1 trillion addressable opportunity 9 Strategic account teams in North America and Europe focus on winning large, incremental opportunities with new and existing customers ▪ 90 of XPO’s top 100 customers use two or more service lines ▪ 69% of Fortune 100 companies trust XPO with their business 10 14 6 15 55 1 2 3 4 5 or more As of FY 2018 TOP CUSTOMERS ARE BENEFITTING FROM XPO’S PLATFORM Number of XPO’s Services Used by Top 100 Customers (1) 1 Service categories are North American expedite, intermodal, last mile, brokerage, LTL and supply chain; European transport an d s upply chain; and global forwarding

INVESTOR PRESENTATION AUGUST 2019 ~$700 million – $1 billion of potential profit growth opportunity by 2022 10 Pricing benefits 20% New business initiatives 20% Cost initiatives , 60% XPO carefully analyzes all opportunities to ensure that resources are focused on endeavors that potentially can return the most value in the form of profitable growth Revenue initiatives KEY INITIATIVES AS % OF TOTAL POTENTIAL POOL OF COST OPPORTUNITIES ▪ XPO Smart TM workforce productivity ▪ LTL process improvements ▪ Contract logistics automation ▪ European logistics margin expansion ▪ Global procurement ▪ Further back - office optimization POOL OF REVENUE OPPORTUNITIES ▪ Advanced pricing analytics and revenue management tools ▪ XPO Connect TM digital platform ▪ XPO Direct TM shared distribution network ▪ European cross - selling to strategic accounts

XPOLogistics

Technology blueprint: Differentiation in four areas of innovation

Digital freight marketplace
- Automated capacity management
- Customer self-service, multimodal flexibility
- Connectivity through APIs

Automation and intelligent machines
- Robots and cobots for picking and packing
- Goods-to-person autonomous robots, advanced sortation systems
- Warehouse AGVs (automated guided vehicles), augmented reality

Dynamic data science
- Artificial intelligence
- Predictive analytics
- Intelligent optimization, data visualization

Visibility and customer service
- Internet of Things
- Mobility
- Real-time tracking


XPOLogistics

~$550 MILLION
annual investment in technology

~1,800
technology professionals, including over 100 data scientists

Singular technology platform propels customer and company efficiencies

INVESTOR PRESENTATION AUGUST 2019

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XPOLogistics

Company-wide innovation drives comprehensive supply chain solutions

PERVASIVE FOCUS ON EFFICIENCY AND PRODUCTIVITY ACROSS BUSINESS UNITS

CONTRACT LOGISTICS

- XPO Smart™ warehouse suite manages operations, connects with customer systems and assimilates automation through advanced machine control
- Cloud-based solution speeds supply chain startups and robotics integration
- XPO Smart™ labor initiative offers visibility through real-time data, machine learning and predictive analytics on optimal staffing levels
- Integration of Last Mile with Contract Logistics via XPO Direct™ offers a powerful value proposition to retail, e-commerce and manufacturing customers across the supply chain

LTL

- Optimizes LTL pricing, load builds, deliveries and routes
- Feeds machine learning and data science through comprehensive data capture
- Improves linehaul load factor through machine learning and AI
- Facilitates selling LTL across more verticals to diversify base
- Provides full visibility of shipment status with end-to-end tracking
- Customer self-service for booking and managing freight

LAST MILE

- Customer self-service technology schedules deliveries efficiently
- XPO Connect LM platform with smart analytics automates route planning and more
- Digital management of the delivery process is seamless for consumers
- Real-time technology captures actionable feedback post-delivery
- Augmented reality improves satisfaction

FREIGHT BROKERAGE

- XPO Connect™ is radicalizing efficiency in digital freight transactions
- Fully automated and self-learning marketplace links shippers and carriers
- Recent launch of XPO Connect™ dynamic pricing tool for truckload improves carrier procurement behavior
- Pricing algorithms deployed through Freight Optimizer
- Automated carrier matching leverages machine learning

Customers trust us with 160,000 ground shipments and more than 7 billion inventory units daily

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XPOLogistics

Cloud-based springboard for multiple profit improvements

Cohesive suite of proprietary technology products that focus on the most critical supply chain disciplines, leveraging machine learning to provide mode-agnostic, intelligent and adaptive solutions for customers

Direct
by XPOLogistics

E-COMMERCE, RETAIL AND MANUFACTURING

- XPO Direct™ shared-space network of strategically placed stockholding sites, cross-docks and last mile hubs
- Connectivity between national footprint of dedicated contract logistics facilities, last mile hubs and brokerage network
- Real-time, end-to-end visibility via a single tracking number
- Integrated with postal services and other parcel carriers
- Expected to reach $1 billion revenue run rate by 2022

Smart
by XPOLogistics

LABOR AND CAPACITY OPTIMIZATION

- WMx deployment of advanced automation, faster startups and reduction in third-party technical support
- Focus on machine control and process optimization with real-time visibility
- Intelligent, predictive labor optimization in warehouse and LTL dock operations
- Supports implementation of centralized team deployed to key projects that create and retain value for the company

Connect
by XPOLogistics

AUTOMATED SHIPPER-CARRIER CONNECTIVITY

- Fully automated and self-learning marketplace for transportation transactions
- Dynamic pricing optimizes margins and drives share
- Supports expansion of managed transportation
- Brokerage automation integrates Freight Optimizer and Drive XPO™ carrier app
- Intermodal automation integrates Rail Optimizer and supports drayage network
- Last mile automation integrates Connect LM and Ship XPO™

Holistic approach encourages customer use of multiple XPO services

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XPOLogistics

XPO is at the forefront of supply chain innovation

INDUSTRY EVOLUTION	XPO'S ADVANTAGE
Moving from relationship-based industry to automated, data-centric space	▪ XPO Connect™ leverages XPO's breadth of transportation services to offer a multimodal experience with zero-touch automation capability ▪ Proactive revenue generation gives smaller customers access to mode-agnostic transportation offerings and analytics previously available only to tier-one shippers
Digital platforms provide access to capacity	▪ XPO Connect™ propels cross-selling of transportation solutions to enhance customer experience and service levels ▪ Differentiated platform with access to both significant capacity and shipping volume
Price transparency – efficient connection to long tail of capacity to reduce shipping costs	▪ Ability for customers to integrate XPO's solutions directly into their own systems via pricing and order creation APIs, eliminating the need to access multiple systems ▪ XPO's managed transportation service offers customers the experience of a single system to manage their business with their transportation provider ▪ XPO Connect™ pricing tool enhances price discovery in an increasingly transparent market
Monitor, track and optimize transportation spend	▪ Ability to provide customers with a holistic view of their transportation portfolios through XPO Connect™ for continuous optimization ▪ Unique customer interface includes self-service analytics, quote management and tracking management
Carriers seeking loads and driver-friendly features	▪ XPO's proprietary technology connects large shipping volumes with multimode platform for service and capacity aggregation ▪ XPO Connect™ facilitates easy booking of loads that will fill downtime and reduce empty miles

INVESTOR PRESENTATION AUGUST 2019

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INVESTOR PRESENTATION AUGUST 2019 Highly skilled management team 15 Bradley Jacobs Chief Executive Officer United Rentals, United Waste Josephine Berisha Senior Vice President, Global Compensation and Benefits Morgan Stanley Tony Brooks President, Less - Than - Truckload – North America Sysco, PepsiCo, Roadway Erik Caldwell Chief Operating Officer, Supply Chain – Americas and Asia Pacific Hudson's Bay, Luxottica Richard Cawston Managing Director, Supply Chain – Europe Asda , Norbert Dentressangle Michele Chapman Senior Vice President, Global Sales Operations Amazon Ashfaque Chowdhury President, Supply Chain – Americas and Asia Pacific New Breed Troy Cooper President United Rentals, United Waste Matthew Fassler Chief Strategy Officer Goldman Sachs Sarah Glickman Acting Chief Financial Officer; Senior Vice President, Corporate Finance Novartis, Honeywell, Bristol - Myers Squibb Luis - Angel Gómez Izaguirre Managing Director, Transport – Europe Norbert Dentressangle Mario Harik Chief Information Officer Oakleaf Waste Management LEADERSHIP Note: Partial list in alphabetical order PRIOR EXPERIENCE

XPOLogistics

Highly skilled management team (cont.)

LEADERSHIP	PRIOR EXPERIENCE
Tavio Headley *Senior Director, Investor Relations*	Jefferies, American Trucking Associations
Meghan Henson *Chief Human Resources Officer*	Chubb, PepsiCo
Erin Kurtz *Senior Vice President, Communications*	Thomson Reuters, AOL
Katrina Liddell *Senior Vice President, Transportation Sales – North America*	Johnson Controls International
John Mitchell *Chief Information Officer, Supply Chain – Americas and Asia Pacific*	New Breed, Pep Boys, Lowe's
Patrick Oestreich *Senior Vice President, Strategic Sales and Account Management*	DB Schenker
Emily Phillips *Senior Vice President, Advanced Solutions*	Home Depot, JDA Software
Greg Ritter *Chief Customer Officer*	Knight Transportation, C.H. Robinson
Sanjib Sahoo *Chief Information Officer, Transport Solutions*	TradeMONSTER
Christopher Synek *President, Transportation – North America*	Republic Services, Cintas
Daniel Walsh *President, Last Mile*	Brambles, CHEP
Malcolm Wilson *Chief Executive Officer, XPO Logistics Europe*	Norbert Dentressangle, NYK Logistics

Note: Partial list in alphabetical order

INVESTOR PRESENTATION AUGUST 2019

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INVESTOR PRESENTATION AUGUST 2019 Financial highlights and key metrics

INVESTOR PRESENTATION AUGUST 2019 Industry - leading growth in revenue and adjusted EBITDA 18 7,533 14,188 15,381 17,279 17,100 – 17,400 0 4,000 8,000 12,000 16,000 20,000 2015 2016 2017 2018 2019F 474 1,168 1,367 1,562 1,675 – 1,725 0 250 500 750 1,000 1,250 1,500 1,750 2,000 2015 2016 2017 2018 2019F $ in millions $ in millions Note: Both charts exclude impact of divested North American truckload unit Refer to the “Non - GAAP Financial Measures” section on page 2 of this document ADJUSTED EBITDA REVENUE

INVESTOR PRESENTATION AUGUST 2019 Optimal asset / non - asset business mix 19% 1 Net capex is defined as payment for purchases of property and equipment less proceeds from sale of assets 2 Brokers include CH Robinson, Echo Global Logistics and Expeditors International; LTL includes Old Dominion Freight Line, YRC Wor ldwide, ArcBest and Saia; Parcel includes FedEx and UPS; TL includes Werner Enterprises, Knight - Swift Transportation and Heartland Express; Rail includes CSX Rail Corp, Norfolk Southern, Union Paci fic, Kansas City Southern, Canadian Pacific Railway and Canadian National Railway Company; figures calendarized to December 31 year end, with exception of Echo Global Logistics and Expeditors Interna tio nal calendarized to last twelve months as of September 30, 2018 2018: LOW NET CAPEX 1 AS % OF REVENUE VS. COMPETITOR GROUPS Flexible business model enhances customer service and financial returns 2.4 0.7 8.1 8.7 10.6 19.4 0 4 8 12 16 20 24 XPO Brokers LTL Parcel TL Rail 2

INVESTOR PRESENTATION AUGUST 2019 Strong free cash flow generation 20 $ in millions 1 2018 free cash flow includes an incremental benefit of approximately $200 million from trade receivables programs 2 2019F free cash flow reflects: 1) the company’s adjusted EBITDA target of $1.675 billion to $1.725 billion; 2) the company’s ne t capex target of $400 million to $450 million, including $650 million of gross capex and $200 million to $250 million of asset sales; 3) anticipated cash interest expense of $275 million to $290 mil lio n; 4) a cash tax range of $130 million to $150 million, and 5) working capital as a use of cash, offset by an expected incremental benefit to free cash flow of $125 million to $150 million from trade rece iva bles programs Notes: 2016 and 2017 data have been recast to reflect the impact of Accounting Standards Update 2016 - 18; refer to the “Non - GAAP Financial Measures” section on page 2 of this document FREE CASH FLOW Our 2019 free cash flow guidance reflects lower cash interest and lower cash taxes, along with disciplined capital expenditures and strong working capital management (98) 207 399 694 575 - 675 -125 0 125 250 375 500 625 750 2015 2016 2017 2018 2019F 1 2

XPOLogistics

Operating flexibility across all economic environments

- Blended model of owned, contracted and brokered capacity for truck transportation
  - Non-asset portion is predominantly variable-cost and includes brokerage operations, as well as contracted capacity with independent providers
- Contracted businesses demonstrate greater resilience during an economic downturn
  - XPO's logistics relationships are characterized by long-term contractual agreements with an initial tenure of five years on average and historical renewal rates over 95%
  - Last mile core heavy goods business benefits from contracted revenue streams and non-asset model
- Potential volume declines in macro slowdown can be mitigated by margin expansion in brokerage and managed transportation as cost of capacity declines
- Ability to generate even stronger cash flows in economic downturns
  - Can flex capex with cyclical fluctuations; low growth and maintenance capex requirements
  - Working capital becomes source of cash
- Predecessor companies displayed strong resilience in last financial crisis
  - EBITDA minus capex as a % of revenue remained at ~5%[1] from 2007 through 2009

SIGNIFICANT LEVERS TO EXPAND FREE CASH FLOW ACROSS CYCLES

2018

77% OF COST BASIS IS VARIABLE



Fixed costs
23%
Purchased transportation
39%
Other variable costs
38%
Total variable costs

Source: Company estimates

[1] Includes financial performance of Con-way, Jacobson (excluding Jacobson forwarding business), Norbert Dentressangle (pro forma for acquisition of Christian Salvesen) and New Breed

INVESTOR PRESENTATION AUGUST 2019

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INVESTOR PRESENTATION AUGUST 2019 Full - year 2019 financial targets 22 REVENUE GROWTH Revenue growth of (1%) to 1% year - over - year, which translates to organic revenue growth of 2.5% to 4.5% ADJUSTED EBITDA FREE CASH FLOW NET CAPEX DEPRECIATION AND AMORTIZATION EFFECTIVE TAX RATE Adjusted EBITDA in the range of $1.675 billion to $1.725 billion, or year - over - year growth of 7% to 10% Free cash flow in the range of $575 million to $675 million Net capital expenditures in the range of $400 million to $450 million CASH TAXES Depreciation and amortization in the range of $765 million to $785 million Effective tax rate in the range of 25% to 28% Cash taxes in the range of $130 million to $150 million Notes: Financial targets updated August 1, 2019; refer to the “Non - GAAP Financial Measures” section on page 2 of this document

INVESTOR PRESENTATION AUGUST 2019 Q2 2019 results, compared with Q2 2018 23 REVENUE $4.24 billion of revenue, compared with $4.36 billion ORGANIC REVENUE GROWTH 1.2% organic revenue growth NET INCOME $122 million of net income, compared with $138 million DILUTED EPS $1.19 diluted earnings per share, compared with $1.03 ADJUSTED NET INCOME ADJUSTED DILUTED EPS $1.28 adjusted diluted earnings per share, compared with $0.98 ADJUSTED EBITDA $455 million of adjusted EBITDA, compared with $437 million CASH FLOW FROM OPERATIONS $260 million of cash flow from operations, compared with $267 million FREE CASH FLOW $246 million of free cash flow, compared with $193 million $132 million of adjusted net income, compared with $132 million

INVESTOR PRESENTATION AUGUST 2019 $2.5 billion share repurchase program 24 Number of shares 35.2 million shares of XPO common stock Price per share $53.42 average price per share Total cost $1.9 billion approximate total cost of repurchases As of June 30, 2019, XPO had approximately 92 million shares of common stock outstanding, compared with 127 million shares outstanding on September 30, 2018. FROM DECEMBER 14, 2018 THROUGH JUNE 30, 2019, THE COMPANY REPURCHASED: Our liquidity gives us considerable flexibility in making the best capital allocation decisions on behalf of our shareholders The company is not obligated to repurchase any specific number of shares, and can suspend or discontinue the program at any t ime .

INVESTOR PRESENTATION AUGUST 2019 Business overview: Global logistics

XPOLogistics

Capitalizing on fast-growing areas of logistics through technology

Comprehensive, end-to-end service range with high-value-add solutions	▪ Diverse, customized logistics and distribution services, including highly engineered and tech-enabled solutions ▪ Full-service positioning has led to consistent market share gain over the last three years
Best-in-class e-commerce fulfillment platform with exposure to diverse end-markets	▪ Extensive reach and integrated transport network provide customers with the flexibility to manage production flows, growth initiatives and peak management ▪ Leading 3PL provider across retailing, consumer goods, technology, food and beverage, industrial and automotive[1]
Global partner with scale, well-positioned to address complex supply chain needs	▪ XPO's global footprint and integrated transport network provide customers with the flexibility to manage production and changes in demand ▪ Industry-leading consumer satisfaction levels powered by scale and technology ▪ Top five industrial tenant in the world, with significant real estate expertise
Proprietary warehouse management technology with focus on automation and labor efficiency	▪ XPO Smart™ suite delivers labor efficiency through advanced analytics and machine learning ▪ Strategic investment in automation and robotics capabilities
XPO Direct™ offers compelling nationwide solutions for e-commerce and retail fulfillment	▪ Shared-space storage and distribution network positions company to capitalize on increasing demand for flexible, dynamic e-commerce fulfillment services ▪ Unique, bundled selling of contract logistics, last mile for heavy goods and other transportation solutions; 99% of US population served via two-day ground delivery

[1] Based on number of customer relationships, per Armstrong & Associates

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XPOLogistics

Second largest provider of contract logistics worldwide

LEADING MARKET POSITION IN DIVERSE VERTICALS[1]

VERTICAL	XPO POSITION
Chemicals	#1
Consumer goods	#1
Food and beverage	#1
Industrial	#1
Retail and e-commerce	#1
Automotive	#2
Technological	#2
Healthcare	#6

- **~$120 billion global opportunity**
- **Enormous growth opportunity beyond current 5% market share**
- **Continue to capture market share and grow share of wallet with existing customers**

KEY METRICS

Industry size	~$120 billion
2018 revenue as % of total XPO revenue	35%
Locations	801
Facility space	202 million sq. ft. (97 million sq. ft. in North America)
Employees	~56,000
Average contract length	~5 years
Historical renewal rate	95%

Source: Company information, industry research, Armstrong & Associates, public company filings
[1] Based on number of global customer relationships

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INVESTOR PRESENTATION AUGUST 2019 Strong value proposition of scale, technology and operational expertise 28 North America 97 million sq.ft . of warehouse space Europe 97 million sq.ft . of warehouse space Asia 8 million sq.ft . of warehouse space ▪ Strong moat of blue - chip supply chain professionals ▪ Competitive cost structure: global top five industrial real estate tenant; top procurer of temporary labor, material handling equipment and packaging ▪ Proprietary technology for management of warehouse facilities, processes, automation, labor, demand and fulfilment ▪ Comprehensive R&D capability to assess, develop and deploy new technologies ▪ Extensive expertise in inventory and capacity management, forecasting, industrial engineering, LEAN operations, automation, security and safety Source: Company information; warehouse square feet as of June 30, 2019 Expansive global footprint of contract logistics facilities

INVESTOR PRESENTATION AUGUST 2019 ▪ Multichannel services ▪ Pick, pack and dispatch services ▪ Inventory management with web portals ▪ Quality assurance ▪ Courier management ▪ Peak activity management ▪ Flow optimization ▪ Space maximization ▪ Replenishment automation ▪ Inventory regulation through a vendor - management model ▪ A leading reverse logistics provider in North America and Europe, and the UK market leader specializing in retail and grocery asset management ▪ Customized, analytics - driven return - to - retail, refurbishment and disposal services ▪ Aftermarket support for optimal service and stock ▪ Packaging ▪ Co - packing ▪ Kitting ▪ Bundling ▪ Collateral fulfillment ▪ Channel - specific boxing and labeling ▪ Retail compliance ▪ Customizations ▪ Offers customers the ability to shift between short - term and long - term needs and from fixed to variable costs with seasonal flexibility ▪ Agility supported by XPO’s technology and experienced operators ▪ Cross - functional technology platform that analyzes inventory patterns ▪ Strategy formulation for speed - to - market and multichannel management ▪ Demand forecasting and planning Sophisticated capabilities deeply integrated with customer supply chains 29 FULFILLMENT INBOUND LOGISTICS AND MANUFACTURING SUPPORT WAREHOUSING VALUE - ADDED SERVICES REVERSE LOGISTICS AND AFTERMARKET SUPPORT SUPPLY CHAIN OPTIMIZATION Comprehensive capabilities for e - commerce fulfillment, forecasting and returns protect customer brands and strengthen consumer loyalty

INVESTOR PRESENTATION AUGUST 2019 Warehouse automation and intelligent machines 30 ▪ Superior visibility and control of advanced automation on proprietary warehouse management platform ▪ Data is transmitted consistently to multiple systems, eliminating data silos ▪ Robots work cooperatively with humans or as standalone solutions, tailored to individual customer requirements ▪ Can perform several steps of a process by tying in multiple technologies, increasing fulfillment speed and accuracy ▪ Picking/packing robots are effective ways to overcome space and labor constraints, including collaborative robots ( cobots ) and goods - to - person systems ▪ Automation mitigates safety risks AUTOMATED GUIDED VEHICLES ROBOTICS ADVANCED SORTATION SYSTEM VIRTUAL REALITY 4x productivity improvement with employees supported by goods - to - person systems, 2x productivity improvement with employees who work alongside cobots

INVESTOR PRESENTATION AUGUST 2019 31 ▪ Labor planning and analytics, slotting, order analytics, forecasting and inventory control ▪ Business intelligence to drive productivity and operational effectiveness ▪ Online access from anywhere in the world via Office365 login ▪ Rapid and real - time information ▪ Overview screen displays in 60 - 90 seconds, showing of - the - moment productivity ▪ Granular - level detail in two to three clicks ADVANCED FEATURES ▪ Labor management and planning ▪ Attendance tracking ▪ Production management, inbound and outbound ▪ Productivity tracking ▪ SKU velocity ▪ Employee engagement ▪ Controlled by centralized planning team XPO Smart TM : Proprietary, cutting - edge logistics management tools Interactive software manages all warehousing and distribution processes in unison

INVESTOR PRESENTATION AUGUST 2019 32 Warehouse managemen t Manages all distribution processes within the warehouse walls Order managemen t Centralizes customer order data, enables real - time visibility Connection management Integrates customer systems with XPO product suite Business analytics XPO algorithms generate reports, insights and forecasts Warehouse controls Provides control of automation and robotics fully integrated with warehouse management software Proprietary platform drives efficiency by providing high levels of visibility and control WMx OMx CMx WCx BAx XPO Smart TM : Productivity, visibility and control of warehouse operations

INVESTOR PRESENTATION AUGUST 2019 XPO Direct TM : Unique, shared - space distribution model offers many benefits 33 Network utilizes strategically placed XPO stockholding sites, cross - docks and last mile hubs ▪ Flexible, variable - cost model solves challenges of seasonal peaks and fluidity ▪ B2C and B2B customers improve service to end - customers without making large capital investments with fixed costs ▪ Predictive XPO algorithms forecast optimal stock positioning for future dates, becoming continually smarter through machine learning ▪ Retailers, e - tailers and manufacturers effectively rent XPO’s warehouse capacity, operations, technology, labor and transportation as needed ▪ National solution with critical mass

INVESTOR PRESENTATION AUGUST 2019 Compelling, nationwide solution for retail distribution 34 Order XPO distribution center Regional hub LTL dock Consumer’s home Parcel optimized Large goods curb - side Threshold or white glove Scale and proximity Speeds up store replenishment and home delivery; reaches 99% of population with one - to two - day ground Fully integrated Provides a single tracking number from supplier to consumer, through XPO’s network Shared space Allows retailers to position and reposition inventory based on consumer demand and seasonal patterns All sizes fit Parcel delivery for small items and white - glove, inside - the - home delivery for big and bulky items SPEED AND LOW COST ONE TRACKING NUMBER END - TO - END Last mile

INVESTOR PRESENTATION AUGUST 2019 Business overview: North American Transportation ▪ Less - than - truckload ▪ Truck brokerage ▪ Last mile ▪ Intermodal and drayage ▪ Managed transportation ▪ Freight forwarding

INVESTOR PRESENTATION AUGUST 2019 Less - than - truckload: Clear path to at least $1 billion EBITDA in 2021 36 Favorable long - term industry fundamentals ▪ Rational pricing dynamics ▪ Rapid growth of e - commerce driving retail shipments to LTL carriers National coverage offers advantages of scale ▪ Natural competitive advantage over regional counterparts, due to scale and visibility of volume flows ▪ Growing lane density continues to contribute to margin uplift, given operating leverage Proprietary network optimization software with technology - driven path to further profit improvement ▪ Network optimization via intelligent load - building, yard management, dynamic pricing and route optimization through machine learning and AI ▪ XPO Smart TM tools driving process improvements and labor productivity to significantly reduce labor - related expenses Growing cross - selling opportunities ▪ Increasing base of LTL customers utilizes XPO’s service platform for other logistics solutions ▪ XPO’s footprints of LTL cross - docks and last mile hubs are strategically placed to capture share of wallet from customers looking for end - to - end services Strategic focus on high - yielding freight ▪ Growing yields on both national accounts and local accounts, aided by dynamic pricing algorithms ▪ Diversified, high - yield customer base across industries, regions and types Track record of growth and margin expansion with significant upside ▪ Resilient cash flow generation across freight cycle due to disciplined yield performance, working capital and ability to flex capex

INVESTOR PRESENTATION AUGUST 2019 LTL: Top three provider in North America 37 TOP LTL PROVIDERS BY REVENUE 2018 1 XPO KEY METRICS $1,237 $1,654 $1,692 $2,128 $2,706 $2,787 $3,153 $3,830 $3,983 $7,352 Southeastern Freight Lines FedEx Freight Old Dominion Freight Line YRC Freight Estes Express Lines UPS Freight ABF Freight System R+L Carriers Saia LTL Freight Source: SJ Consulting Group 1 Includes fuel surcharge Industry size ~$43 billion 2018 revenue as % of total XPO revenue 22% Employees ~21,000 Cross - dock facilities 290 Number of tractors / trailers ~8,300 / 25,000 Average length of haul 803.8 miles Average tractor fleet age 5.54 years $ in millions

INVESTOR PRESENTATION AUGUST 2019 LTL: Opportunity to serve customers with additional XPO services 38 LTL CUSTOMERS LEVERAGE MULTIPLE XPO SERVICES 1 NUMBER OF XPO SERVICES USED BY TOP 100 LTL CUSTOMERS 73% 27% LTL customers that use more than one XPO service globally LTL - only customers 4 8 15 22 51 1 2 3 4 5 or more 1 Service categories are North American Expedite, Intermodal, Last Mile, Brokerage, LTL and Supply Chain, European Transportati on and Supply Chain and Global Forwarding; Top 1,000 LTL customers LTM MAY 2019 LTM MAY 2019

INVESTOR PRESENTATION AUGUST 2019 LTL: National coverage is a major advantage over regional players 39 DELIVERS MORE VALUE FOR CUSTOMERS THAN REGIONAL LTL PROVIDERS PROPRIETARY TECHNOLOGY PROPELS FUTURE UPSIDE ▪ Comprehensive services for customers with delivery needs in multiple markets ▪ Diverse end market, broad geographical exposure and larger customer base ▪ Longer routes with better pricing dynamics ▪ Greater access to information and technology to generate insights to maintain competitiveness ▪ Dynamic route optimization ▪ Intelligent load - building ▪ Advanced pricing algorithms ▪ Cross - selling opportunities with other business units XPO’S NATIONAL LTL NETWORK

XPOLogistics

LTL: Targeting three areas of continuous network improvement operations

DYNAMIC ROUTE OPTIMIZATION

Intelligent routing guidance and robust real-time visibility improve customer experience, efficiency of planning and dispatch functions:

- Reduces pickup and delivery miles per stop and cost per stop
- Increases pickup and delivery pounds per man-hour, stops per hour and weight per trip
- Improves service levels through better delivery-time route sequencing and exceptional management

INTELLIGENT LOAD-BUILDING

Proprietary technology leverages machine learning and AI to automate load-building and optimize linehaul network flows:

- Real-time monitoring of compliance maximizes trailer utilization
- Bypass algorithm reduces multiple stops for trucks dedicated to direct movements
- Shipment dimensioning app in beta-test enhances linehaul optimization algorithms

ADVANCED PRICING OPTIMIZATION

Proprietary algorithms automate pricing for small to mid-sized accounts to help optimize mix:

- Speeds onboarding of more profitable local accounts
- Provides real-time cost visibility at the shipment level to help maximize account profitability
- Dynamic pricing balances the network, reducing cost and utilization inefficiencies, such as empty miles
- Elasticity models help inform pricing decisions for large accounts

Proprietary technology becomes continually smarter at automating LTL operations for optimal results

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INVESTOR PRESENTATION AUGUST 2019 41 ▪ Averaging 5%+ reduction in labor cost in logistics sites, with some sites much higher ▪ Analytics provide deep visibility into scheduled versus active workers by role in real time ▪ Analyzes facility, teams and individuals ▪ Right - sizes shift scheduling and perm/temp labor mix, taking turnover and training time into account ▪ Piloting XPO Smart™ for dock operations in LTL service centers ahead of planned roll - out nationally to all 290 LTL service centers by the end of this year FULL - TIME LABOR PART - TIME LABOR SHORTER WORK SHIFT LONGER WORK SHIFT DOCK WORKERS DRIVERS WORK HOURS OVERTIME vs. vs. vs . vs. XPO Smart TM : Workforce productivity to drive profit improvement

XPO Logistics

Truck brokerage: Broad opportunity to cross-sell vast carrier capacity

Competitive advantage: extensive capacity, significant freight volumes and proprietary digital marketplace

- Non-asset business places shippers' freight with an established network of independent brokered carriers
  - XPO offers contracted, pre-determined rates for specific origin and destination pairs
  - Extensive carrier network enables access to competitive spot pricing
- Differentiated technology and superior customer service through XPO Connect™ digital freight marketplace, Drive XPO™ app and proprietary Freight Optimizer system
- #1 provider of expedited solutions in North America
- Proprietary Dynamic Max Pay pricing algorithm allows XPO to procure transportation consistently below market rates

KEY METRICS	
Industry size[1]	~$375 billion
2018 revenue as % of total XPO revenue[2]	11%
Locations	19
Employees	~1,300
Carrier relationships	38,000
Accessible trucks	Over 1,000,000

SERVICE OFFERINGS

- Refrigerated
- Expedite
- Full truckload, domestic and cross-border
- Heavy haul
- High value, high security
- Specialized equipment

Source: Company information; Armstrong & Associates
[1] Total truckload industry size, including brokerage component
[2] Includes truck brokerage and expedite, excluding intercompany eliminations

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INVESTOR PRESENTATION AUGUST 2019 Steady increase in industry penetration across cycles 43 6% 7% 7% 7% 8% 9% 10% 10% 10% 11% 11% 12% 12% 13% 14% 14% 16% 17% 19% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 US FREIGHT BROKERAGE INDUSTRY PENETRATION OF TOTAL FREIGHT MARKET (%) Source: Armstrong & Associates; Industry research

INVESTOR PRESENTATION AUGUST 2019 44 MULTIMODAL ARCHITECTURE Drive XPO™ Carrier interface Carrier mobile interface Route optimization Freight optimization Connect LM Real - time tracking engine Customer interface Customer mobile interface Show shippers and carriers supply and demand in real time across truck, rail and ocean MODE - AGNOSTIC Full visibility of customer relationship to drive up - sell and cross - sell OPERATIONAL SYNERGIES Connect with any TMS as a leading source for carriers and cross - capacity integration CAPACITY OPTIMIZATION Shippers can track, analyze, rate and buy transportation services online ZERO - TOUCH AUTOMATION XPO Connect™ platform drives efficiency, volume and margin expansion

INVESTOR PRESENTATION AUGUST 2019 45 COMPREHENSIVE FUNCTIONALITY FROM THE ROAD Preview XPO’s freight opportunities using the guest access feature and sign up to start booking DRIVER ENGAGEMENT AND RECRUITMENT Search for available loads, place bids and immediately purchase loads to keep moving LOAD BOOKING Request loads for a specific lane and date and get notified when matching loads become available CAPACITY POSTING Access details about assigned loads, automatically track and clear stops, and submit paperwork to get paid faster FREIGHT MANAGEMENT Over 30,000 registered US truck carriers on XPO Connect TM Drivers access platform with Drive XPO™ app ▪ Single, digital solution for carriers to locate loads that match their capacity and routes ▪ Optimize network capacity via proprietary freight matching for active and available drivers ▪ Increase service levels to customers by providing real - time location, arrival and departure information

XPO Logistics

Last mile: Superior service and national brand protection

VALUE PROPOSITION FOR CUSTOMERS

- National footprint provides one- and two-day delivery to 95% of the United States, combined with middle-mile services through XPO Direct™
- Superior execution by expert operators and consistently high consumer satisfaction reinforced by proprietary technology developed for last mile
- Ability to flex carrier base between dedicated customers and network of 85 last mile hubs to flawlessly execute during peak season
- Real-time business intelligence helps customers manage big data, facilitates faster, more accurate routing and forward capacity planning, and manages on-site inventory
- Custom white glove and threshold delivery coupled with leading position in complex installations garner premium pricing
- Large, longstanding customer base values brand protection

KEY METRICS	
Industry size	~$13 billion
2018 revenue as % of total XPO revenue[1]	6%
Locations	85
Employees	~2,200
Annual deliveries	Over 10 million
Average tenure of top five customers	15 years

Uniquely positioned to capitalize on e-commerce trend of oversized goods purchased online

[1]Excludes discontinued postal injection business

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INVESTOR PRESENTATION AUGUST 2019 XPO 8% J.B.Hunt 4% Ryder 2% CEVA 1% Insourced, small and medium providers 86% Last mile: Best - in - class performance supported by decades of experience 47 ▪ Asymmetric risk/reward for performance on punctuality, damages ▪ Specialized services garner a premium price but service complexity represents a significant barrier to entry ▪ Retail marketing expertise may not translate to in - home delivery and installation capabilities ▪ Sub - par scale and route density limit ability to secure top carriers and realize acceptable economics ▪ Major parcel carriers typically avoid delivering large items Source: Company estimates LAST MILE HEAVY GOODS MARKET SHARE, 2018 T o tal m ark e t siz e : $13 billion LAST MILE CHALLENGES FOR RETAILERS

INVESTOR PRESENTATION AUGUST 2019 Last mile: XPO’s technology personalizes the consumer experience 48 ▪ Connect LM, XPO’s last mile - specific technology, manages key levers that enhance the consumer experience: o 50% of eligible orders now consumer self - scheduled via the web, Alexa or automated call o 30% reduction in calls per delivery driven by automation and improved customer satisfaction o All data regarding shipment visible in single platform ▪ Internet of Things: full integration with home digital assistants ▪ Real - time tracking: on - demand ETA updates and rescheduling ▪ Augmented reality capability creates virtual image of how an item will look in a room, reducing likelihood of return ▪ Flexible route re - sequencing ▪ Customized notifications ▪ Constant stack - ranking of carriers based on KPIs rewards good service, prunes underperformers ▪ Provides flexibility to serve customers of all sizes to best suit their requirements ▪ Efficient feedback loop identifies issues for quick resolution

Last mile: End-to-end visibility ties directly to consumer satisfaction

- XPO Connect™ provides one last mile tracking number and one tracking portal, providing customers with total visibility from order to delivery
- Point-of-sale appointment engine enables delivery and install scheduling at customer check-out
- Capacity management tools allow adjustments to available capacity, balancing route efficiency with customer availability
- Route planning and management tools transform operational visibility
- Open integration platform enables API connections with retail customers and expedites onboarding
- Next-generation order management capabilities support diversified business growth

SERVICES PROVIDED	XPO CONNECT™	TRADITIONAL CARRIERS
Ease of integration	✓	—
End-to-end "parcel-like" visibility and tracking	✓	—
Consistent customer experience	✓	—
Multi service level delivery	✓	—
Multimodal: Parcel / LTL / In-home	✓	—
Final mile experience: Uber-like visuals, text messaging, smart speaker enabled	✓	—

INVESTOR PRESENTATION AUGUST 2019 49

XPO Logistics

Intermodal: Third largest provider in North America

Competitive advantage: 30-year rail partners, national drayage and technology

- Contracts with railroads to provide the long-haul portion of the shipment of containerized freight
- Provides container capacity, rail brokerage, local drayage, on-site operational services and door-to-door shipment management
- A US drayage leader: national network of terminals provide container storage and service to and from all major ports and ramps
- 2,400 owner-operators with access to over 25,000 additional drayage trucks
- Near-shoring of manufacturing in Mexico creates strong cross-border tailwind
- Proprietary technology has reduced costs by improving empty miles and enhancing customer satisfaction through on-time performance

KEY METRICS	
Industry size	~$43 billion
2018 revenue as % of total XPO revenue	6%
Locations	37 terminals
Employees	~370
Number of 53-ft. containers / chassis	9,500 / 5,000
Drayage trucks under contract	Over 25,000

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INVESTOR PRESENTATION AUGUST 2019 Intermodal: Superior value proposition enabled by proprietary technology 51 ▪ Coverage at every key ramp and port ▪ Intermodal rail ramp drayage, TWIC - compliant port drayage ▪ Ocean drayage management services ▪ Decades of experience managing cross - border freight, with an extensive organization in both Mexico and US ▪ Longstanding relationships with the railroads, ramp operators and drayage drivers on both sides of the border ▪ Expedited, brokerage and global forwarding teams react quickly to help customers navigate accidental delays ▪ Tracks door - to - door movements of long - haul freight with GPS on containers ▪ Communicates constantly with railroads to proactively identify any delays ▪ Fosters driver communication during drayage legs ▪ Monitors whether containers are full or empty, doors are open or closed ▪ Keeps shippers informed through EDI integration and an online, self - service portal SERVICE CAPABILITIES CROSS - BORDER MEXICO SERVICE RAIL OPTIMIZER PROPRIETARY INTERMODAL MANAGEMENT SYSTEM

INVESTOR PRESENTATION AUGUST 2019 Managed transportation: Optimized solutions and capacity procurement 52 Leading integrated technology platform ▪ Commercially developed TMS ▪ Proprietary tracking and visibility tool ▪ Worry - free set - up and disaster recovery Onsite control tower ▪ Account management ▪ Carrier / supplier management ▪ Freight planning ▪ Business intelligence Business intelligence and actionable reporting ▪ Tech tools collect and decipher big data and turn it into actionable information for performance improvement Low - risk transition / comprehensive integration ▪ Successful deployment of complex solutions for large customers ramped up in the past two years ▪ Top five global provider based on value of freight under management ▪ Services include freight handling, labor planning, facilitation of inbound and outbound shipments, cross - border customs management and documentation, claims processing and third - party logistics supplier management Control Tower Solutions ▪ $2.7 billion of freight under management ▪ Global network of control towers provides door - to - door visibility into order status and freight tracking Managed Expedite ▪ Industry - leading expedite web technology automates procurement and tracking of time - critical freight ▪ Fulfillment averages 16 minutes from time of request Dedicated Transportation ▪ Tailored fleet solutions help customers optimize routes and lower costs ▪ Detailed reports help customers gauge success and strategize for the future BUSINESS OVERVIEW VALUE PROPOSITION SERVICE OFFERINGS TO CUSTOMERS

INVESTOR PRESENTATION AUGUST 2019 Freight forwarding: Worldwide network of local market experts 53 Strong technology capabilities Integration with XPO Connect™ enhances visibility and efficiency Centralized control Global reach for customers, with rigorous oversight of pickup, delivery and freight in transit Intra - company support Provides valuable support to other XPO operations serving multinational and cross - border customers VALUE PROPOSITION ▪ Non - asset freight management solution for domestic, cross - border and international shipments ▪ Experienced team guides freight through customs points, providing local oversight at thousands of destinations in Asia, Europe and the UK ▪ Less than 1% share of $150 billion industry ▪ Opportunity to grow share through network of dedicated offices on four continents Cross - border services ▪ Any size, weight or mode, including out - of - gauge cargo ▪ Export and import services, domestic - to - foreign and foreign - to - foreign ▪ Large carrier network provides service to and from the US, Mexico and Canada ▪ More than 30 years’ experience in Mexico High - value - add services ▪ Customs clearances, customs filings, ISF filings and facilitation of bonds, duties and taxes ▪ Operates subsidiary as a non - vessel operating common carrier (NVOCC) ▪ Documentation management: letters of credit, sight drafts and certificates of origin ▪ Asset value protection coverage available Domestic services in North America ▪ Time - critical, time - sensitive, cost - sensitive and special handling ▪ Air charter, next - flight - out, deferred, ground expedite, truckload, LTL and intermodal ▪ Flexible options: next - day, two business days or three business days: morning or afternoon arrival BUSINESS OVERVIEW SERVICE OFFERINGS TO CUSTOMERS

INVESTOR PRESENTATION AUGUST 2019 Business overview: European transportation

INVESTOR PRESENTATION AUGUST 2019 Large opportunity to cross - sell to multinational customers in Europe 55 Strong positions in key European transportation markets ▪ Leading provider of LTL and truck brokerage services in Western Europe ▪ Network of over 100 locations in Europe serving countries inside and outside the eurozone Limited customer concentration, with established long - term relationships ▪ Top 20 customers account for only ~27% of total revenue ▪ 50% of all XPO customers in Europe have used XPO for 10 years or more Full - service platform with a large opportunity to cross - sell ▪ 48% of top 100 customers in Europe use at least three transportation services ▪ Six of top 10 logistics customers in Europe are also transportation customers ▪ European footprint captures business from regional customers with international supply chains that can be served by XPO’s global network Significant benefits of proprietary technology deployed through global development ▪ Rolled out Drive XPO TM and Freight Optimizer technologies, giving carriers increased visibility and the ability to interact with XPO Connect TM ▪ Deploying XPO Connect TM platform across Europe in 2019 Strong runway for top - line growth and margin expansion ▪ Substantial opportunities for expansion across the service range, particularly truck brokerage and last mile ▪ Profit initiatives imported from North American LTL underway to drive earnings growth in European LTL Note: Customer data as of December 31, 2018

XPOLogistics

Leading provider of truck brokerage and LTL transportation in Europe

COMPETITIVE ADVANTAGES: EXTENSIVE CAPACITY, TECHNOLOGY AND MULTINATIONAL SERVICES

- Balanced non-asset and asset-based model, with one of Europe's largest ground transportation networks
- Largest owned road fleet in Europe
- Green transport leader in Europe, with LNG fleet, electric last mile vehicles, mega-trucks and multimodal solutions
- Leader in safety and training

KEY SERVICE OFFERINGS

- Leading less-than-truckload provider in the UK, France, Spain and Portugal, with daily service to 30 countries
- Dedicated truckload offering is a key differentiator in European markets
- Leading truck broker in Europe
- Fragmented last mile landscape with regional providers represents a large opportunity for XPO

KEY METRICS	
Industry size	~$455 billion[1]
2018 revenue as % of total XPO revenue	17%
Locations	194
Employees	~15,000
Trucks	~8,000
European countries served	14

[1] Includes truckload and brokerage

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XPOLogistics

Broad network coverage across Europe

- Over 100 locations serving countries inside and outside the eurozone
- Transportation capabilities from a single pallet to full truckloads
- 50,000 pallets delivered daily over domestic networks
- 9,800 pallets delivered daily over international networks
- Rapid response to emergency requests



Norway
Sweden
Denmark
Ireland
United Kingdom
Netherlands
Germany
Poland
Belgium
Lux
Czech
Slovakia
France
Switzerland
Austria
Moldova
Croatia
Slovenia
Romania
Bosnia-Herz.
Serbia
Montenegro
Kosovo
Bulgaria
Macedonia
Albania
Greece
Portugal
Spain
Italy
Turkey

- International Hub XPO
- International Hub Partner
- Platform XPO
- Platform Partner

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INVESTOR PRESENTATION AUGUST 2019 Business strategy tailored for key markets 58 FRANCE UNITED KINGDOM AND IRELAND SPAIN AND PORTUGAL 24% 17% 48% ▪ Uses blended model of XPO - owned trucks and contracted independent carriers for less - than - truckload ▪ Established last mile as a subcontracted model ▪ Non - dedicated truckload business being phased out and replaced by truck brokerage, which is demonstrating strong growth ▪ XPO - owned trucks and employee drivers ▪ Established last mile business ▪ Overnight distribution service to auto dealer networks ▪ Rapid growth of dedicated truckload being driven by increasing business from large contracts ▪ Independent carrier contractors utilize XPO - branded equipment ▪ Established last mile as a subcontracted model ▪ LTL and brokerage model in strong deployment % OF 2018 EUROPEAN TRANSPORTATION REVENUE

INVESTOR PRESENTATION AUGUST 2019 Strategic plan to grow European revenue and expand margin EXPAND EXISTING PLATFORM COLLABORATE ACROSS NETWORK BUILD STRONG CUSTOMER RELATIONSHIPS INCREASE PRODUCTIVITY ▪ Take advantage of fragmented market to drive outsized growth ▪ Increase scale in last mile and brokerage businesses ▪ Grow share of wallet with key customers ▪ Increase cross - selling of European transportation and contract logistics services ▪ Leverage worldwide network to attract and retain large customers with global supply chain needs ▪ Utilize XPO’s technology platform to continuously improve efficiency and reduce costs ▪ Focus on cost controls to drive operating leverage and expand margins ▪ Develop unique solutions to customer challenges ▪ Embed XPO solutions in customer supply chain operations 59

INVESTOR PRESENTATION AUGUST 2019 Sharing growth drivers between North America and Europe 60 NORTH AMERICAN TECHNOLOGY DEPLOYED IN EUROPE EUROPEAN BEST PRACTICES DEPLOYED IN NORTH AMERICA ▪ XPO Connect™ o Successfully implemented customer portal across Europe in 2019 ▪ Drive XPO™ o App currently in roll - out in Europe, enables carriers to interact with XPO Connect™ from the road ▪ Freight Optimizer o Imported XPO’s brokerage system, with robust pricing tools, market analytics and carrier management engine ▪ Example: cold - chain logistics o Utilizing European expertise to help build out cold - chain franchise in North America o North American operations gain exposure to less - cyclical verticals, such as food and beverage Cohesive integration of global operations enables cross - pollination

XPOLogistics

Summary of key factors driving growth and returns

1	**Leading positions in the fastest growing sectors of transportation and logistics**	▪ Top three industry positions across all major business units ▪ Over 60% of XPO's revenues are in industry sectors that are growing at 2-5x GDP
2	**Fast pace of technological innovation drives competitive advantage**	▪ Proprietary technology optimizes talent and assets ▪ Data-driven technology initiatives, including warehouse automation and digital freight marketplace
3	**Strong, multimodal presence in high-growth e-commerce and omnichannel**	▪ Largest e-fulfillment 3PL in Europe, leading provider of reverse logistics and largest last mile provider for heavy goods in North America ▪ Combination of scale, expertise and proprietary technology drives high consumer satisfaction levels
4	**Cost and revenue initiatives represent large pool of potential profit drivers**	▪ ~$700 million to $1 billion of profit growth opportunity through company-specific endeavors ▪ Major levers include: pricing / revenue analytics, XPO Connect™, XPO Smart™, XPO Direct™, supply chain automation, back office and procurement optimization
5	**Share growth complements opportunities for further consolidation of fragmented markets**	▪ Less than 2% share across key global markets ▪ Differentiated ability to provide complex logistics solutions on a global scale
6	**Substantial advantages of scale**	▪ Platform propels operating leverage, purchasing power, cross-selling and capacity to innovate ▪ Compelling ability to provide consistent, multinational solutions to global customers
7	**Significant cash flow generation**	▪ 70% of revenue is asset-light, 77% of cost basis is variable ▪ Raised free cash flow target range for FY 2019 to $575 to $675 million, up from $525 to $625 million
8	**Ability to outperform the macro in all parts of the cycle**	▪ Deep expertise in diverse verticals with different economic cycles ▪ High mix of contracted business (74% in 2018) adds resilience in economic downturns
9	**Expectation of free cash flow acceleration in an economic downturn**	▪ Ability to modulate capex with cyclical fluctuations; low maintenance capex ▪ Working capital becomes source of cash in economic slowdowns
10	**35 top leaders and 2,500 extraordinary engineers, operators and logisticians**	▪ Irreplicable moat of astute talent with blue-chip industry experience ▪ Results-oriented innovators driving differentiation in every line of business

Note: Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

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INVESTOR PRESENTATION AUGUST 2019 Supplemental materials

INVESTOR PRESENTATION AUGUST 2019 XPO Is widely recognized for performance and culture 63 ▪ Named one of the World’s Most Admired Companies by Fortune, 2018, 2019 ▪ Recognized by Ford Motor Company with World Excellence Award for expedite innovation, 2019 ▪ Named a Leader in the Magic Quadrant for 3PL Providers by Gartner, 2018, 2019 ▪ Named one of Spain’s Best Companies to Work For by Forbes, 2019 ▪ Recognized by General Motors with Supplier of the Year Award for aftermarket distribution, 2019 ▪ Recognized by Raytheon Company with Supplier Excellence Award for on - time delivery, 2019 ▪ Named to the Fortune Future 50 list of US companies best positioned for breakout growth, 2018 ▪ Ranked #7 of the Glassdoor Top 20 UK companies with the best leadership and culture, 2018 ▪ Recognized by Boeing Company with Performance Excellence Award, 2018 ▪ Ranked #67 of Largest US Employers by Fortune, 2018 ▪ CEO Jacobs ranked #10 on Barron's list of World's Best CEOs, 2018 ▪ Awarded Company of the Year for innovation by Assologistica (Italy), 2017, 2018 ▪ Named a top - performing US company on the Global 2000 by Forbes, 201 ▪ Named one of America’s Best Employers by Forbes, 2017 ▪ Named a Top 100 3PL by Inbound Logistics, 2014, 2015, 2016, 2017, 2018, 2019

INVESTOR PRESENTATION AUGUST 2019 Highlights of XPO’s inaugural sustainability report 64 ▪ US warehouse employees received an average annual wage increase of 8%, with over 30% receiving an increase of 10% or more ▪ XPO partnered with a leading healthcare network for women and families to offer supplemental health services from over 1,400 practitioners in 20 specialties through a virtual clinic ▪ XPO drivers worldwide travelled more than 1.4 billion accident - free miles ▪ Road to Zero safety program reduced US distracted driving by 37% from 2018 through LTL in - truck technology and driver coaching ▪ 1.7 million training hours were invested in employee development worldwide ▪ 30% of all global hires were women ▪ Tuition reimbursement of up to $5,250 annually paid toward an employee’s cost of continuing education Download the report at: sustainability.xpo.com IN 2018:

INVESTOR PRESENTATION AUGUST 2019 Highlights of XPO’s inaugural sustainability report (cont.) 65 ▪ Any XPO employee, male or female, receives up to six weeks of 100% paid postnatal leave as the infant’s primary caregiver ▪ Women receive up to 20 days of 100% paid prenatal leave for health and wellness ▪ “Automatic yes" pregnancy accommodations are granted on request: changes to work schedules, the timing or frequency of breaks, and assistance with certain tasks ▪ More extensive accommodations are easily arranged with input from a doctor ▪ XPO guarantees that a woman will continue to be paid her regular base wage rate while her pregnancy accommodations are in effect ▪ XPO guarantees that a woman will remain eligible for wage increases while her pregnancy accommodations are in effect ▪ All enhancements provided at no additional cost to employees In total, more than 30 quality benefits are available to XPO women and families in the US XPO’S PREGNANCY CARE AND FAMILY BONDING BENEFITS ARE PROGRESSIVE IN ANY INDUSTRY

INVESTOR PRESENTATION AUGUST 2019 Strongly committed to sustainability in transportation and logistics 66 ▪ Named a Top 75 Green Supply Chain Partner by Inbound Logistics for 2016, 2017, 2018 ▪ Honored for excellence in environmental improvement by SmartWay ® ▪ Awarded the label “Objectif CO 2 ” for outstanding environmental performance of transport operations by the French Ministry of the Environment and the French Environment and Energy Agency ▪ Large capex investment in fuel - efficient Freightliner Cascadia tractors in North America (EPA 2013 - compliant and GHG14 - compliant SCR technology) ▪ One of the most modern fleets in Europe: 98% compliant with Euro V, EEV and Euro VI standards, with an average truck age of approximately three years in 2018 ▪ Large fleet of natural gas trucks in Europe, pioneered LNG - powered tractors in the Paris suburban area ▪ Government - approved mega - trucks in Spain can reduce CO 2 emissions up to 20% ▪ Drivers train in responsible eco - driving and fuel usage reduction techniques ▪ North American LTL operations have energy - saving policies in place and are implementing a phased upgrade to LED lighting ▪ Experimenting with diesel alternatives such as diesel - electric hybrids ▪ Introduced nine zero - emission electric vans in Europe for last mile service CarbonNET , our proprietary, cloud - based calculator, helps our operations document emission sources, activity data and CO 2 calculations TRANSPORTATION

INVESTOR PRESENTATION AUGUST 2019 Strongly committed to sustainability in transportation and logistics (cont.) 67 ▪ Numerous XPO facilities are ISO14001 - certified to high standards for environmental management ▪ Nestlé’s warehouse of the future in the UK will be sited on man - made plateaus, with environmentally friendly ammonia refrigeration systems, LED lighting, air - source heat pumps for administration areas and rainwater harvesting ▪ Waste mitigation measures, such as electronic waybills and documentation, are instilled in daily operations to reduce paper and other waste products ▪ Energy efficiency evaluations are performed prior to selecting warehouses to lease, and energy efficient equipment is purchased when feasible ▪ 79% of material handling devices used in our logistics sites operate on battery power instead of fuel ▪ Millions of electronic components and batteries are recycled annually as a byproduct of reverse logistics operations ▪ Packaging engineers ensure that the optimal carton size is used for each product slated for distribution ▪ Recycled packaging is purchased when feasible ▪ Reusable kitting tools are utilized for the installation of parts in customer operations, manufactured by XPO We operate our business with high regard for the environment and our stakeholders LOGISTICS

XPO Logistics

Business glossary

- **Contract Logistics:** An asset-light, technology-enabled business characterized by long-term contractual relationships with high renewal rates, low cyclicality and a high-value-add component that minimizes commoditization. Contracts are typically structured as either fixed-variable, cost-plus or gain-share. XPO services include highly engineered solutions, e-fulfillment, reverse logistics, packaging, factory support, aftermarket support, warehousing and distribution for customers in aerospace, manufacturing, retail, life sciences, chemicals, food and beverage, and cold chain. Reverse logistics, also known as returns management, refers to processes associated with managing the flow of returned goods back through contract logistics facilities: for example, unwanted e-commerce purchases, food transport equipment or defective goods. Reverse logistics services can include cleaning, inspection, refurbishment, restocking, warranty processing and other lifecycle services.
- **Expedite:** A non-asset business that facilitates time-critical, high-value or high-security shipments, usually on very short notice. Revenue is either contractual or transactional, primarily driven by unforeseen supply chain disruptions or just-in-time inventory demand for raw materials, parts or goods. XPO provides three types of expedite service: ground transportation via a network of independent contract carriers; air charter transportation facilitated by proprietary, a web-based technology that solicits bids and assigns loads to aircraft; and a transportation management system (TMS) network that is the largest web-based expedite management system in North America.
- **Freight Brokerage:** A variable cost business that facilitates the trucking of freight by procuring carriers through the use of proprietary technology. Freight brokerage net revenue is the spread between the price to the shipper and the cost of purchased transportation. In North America, XPO has a non-asset freight brokerage business, with a network of 38,000 independent carriers. In Europe, XPO generates over €1 billion in freight brokerage revenue annually, with capacity provided by an asset-light mix of owned fleet and independent carriers.
- **Global Forwarding:** A non-asset business that facilitates freight shipments by ground, air and ocean. Shipments may have origins and destinations within North America, to or from North America, or between foreign locations. Services are provided through a network of market experts who provide local oversight in thousands of key trade areas worldwide. XPO's global forwarding service can arrange shipments with no restrictions as to size, weight or mode, and is OTI and NVOCC licensed.

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XPOLogistics

Business glossary (cont.)

- **Intermodal:** An asset-light business that facilitates the movement of long-haul, containerized freight by rail, often with a drayage (trucking) component at either end. Intermodal is a variable cost business, with revenue generated by a mix of contractual and spot market transactions. Net revenue equates to the spread between the price to the shipper and the cost of purchasing rail and truck transportation. Two factors are driving growth in intermodal in North America: rail transportation is less expensive and more fuel efficient per mile than long-haul trucking, and rail is a key mode of transportation in and out of Mexico, where the manufacturing base is booming due to a trend toward near-shoring.
- **Last Mile:** An asset-light business that facilitates the delivery of goods to their final destination, most often to consumer households. XPO specializes in two areas of last mile service: arranging the delivery and installation of heavy goods such as appliances, furniture and electronics, often with a white glove component; and providing logistics solutions to retailers and distributors to support their e-commerce supply chains and omnichannel distribution strategies. Capacity is sourced from a network of independent contract carriers and technicians.
- **Less-Than-Truckload (LTL):** The transportation of a quantity of freight that is larger than a parcel, but too small to require an entire truck, and is often shipped on a pallet. LTL shipments are priced according to the weight of the freight, its commodity class (which is generally determined by its cube/weight ratio and the description of the product), and mileage within designated lanes. An LTL carrier typically operates a hub-and-spoke network that allows for the consolidation of multiple shipments for different customers in single trucks.
- **Managed Transportation:** A service provided to shippers who want to outsource some or all of their transportation modes, together with associated activities. This can include freight handling such as consolidation and deconsolidation, labor planning, inbound and outbound shipment facilitation, documentation and customs management, claims processing, and 3PL supplier management, among other things.
- **Truckload:** The ground transportation of cargo provided by a single shipper in an amount that requires the full limit of the trailer, either by dimension or weight. Cargo typically remains on a single vehicle from the point of origin to the destination and is not handled en route. See Freight Brokerage on the prior page for additional details.

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XPOLogistics

Business glossary (cont.)

- **XPO Connect™:** XPO's fully automated, self-learning digital freight marketplace connects shippers and carriers directly, as well as through company operations. XPO Connect™ gives customers comprehensive visibility across multiple transportation modes in real time, including fluctuations in capacity, spot rates by geography and digital negotiating through an automated counteroffer feature. Shippers can assign loads to carriers and track the freight through one, secure login. Carriers use the Drive XPO™ app from the road to interact with shippers and with XPO. The app also serves as a geo-locator and supports voice-to-text communications. XPO has deployed XPO Connect™ in North America and Europe for truckload freight, with additional capabilities for last mile customers and independent contractors engaged in the home delivery of heavy goods.
- **XPO Direct™:** XPO's national, shared-space distribution network gives retail, e-commerce, omnichannel and manufacturing customers new ways to distribute their goods. XPO Direct™ warehouses serve as stockholding sites and cross-docks that can be utilized by multiple customers at the same time. Transportation needs are supported by XPO's brokered, contracted and owned capacity. B2C and B2B customers essentially rent XPO's capacity for contract logistics, last mile, LTL, labor, technology, transportation and storage. They can position inventories fluidly across markets without the capital investment of adding distribution centers, while XPO uses its existing assets and supplier relationships as growth levers. The XPO Direct™ network encompasses over 90 facilities in North America.
- **XPO Smart™:** XPO's technology suite of optimization tools improve labor productivity, intelligent warehouse management and demand forecasting in the company's logistics and transportation operations. XPO Smart labor productivity tools interface with the company's proprietary warehouse management system to forecast optimal staffing levels day-by-day and shift-by-shift. In addition, the warehouse management system facilitates the integration of robotics and other advanced automation, enabling XPO to start up customer logistics projects or expand existing implementations with a high degree of efficiency. The integrated technology provides an intelligent, single solution that combines key supply chain applications, including unified order management and intuitive dashboard tools that analyze trends and guide decision-making.

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XPOLogistics

Financial reconciliations

The following table reconciles XPO's net income attributable to common shareholders for the periods ended June 30, 2019 and 2018 to EBITDA and adjusted EBITDA for the same periods.

Reconciliation of Non-GAAP Measures
XPO Logistics, Inc.
Consolidated Reconciliation of Net Income to Adjusted EBITDA
(Unaudited)
(In millions)

	Three Months Ended June 30,				Six Months Ended June 30,			
	2019	2018	$ Variance	Change %	2019	2018	$ Variance	Change %
Net income attributable to common shareholders	$ 122	$ 138	$ (16)	-11.6%	$ 165	$ 205	$ (40)	-19.5%
Distributed and undistributed net income	13	11	2	18.2%	17	17	-	0.0%
Net income attributable to noncontrolling interests	10	10	-	0.0%	15	16	(1)	-6.3%
Net income	145	159	(14)	-8.8%	197	238	(41)	-17.2%
Debt extinguishment loss	-	-	-	0.0%	5	10	(5)	-50.0%
Interest expense	72	55	17	30.9%	143	114	29	25.4%
Income tax provision	46	54	(8)	-14.8%	65	54	11	20.4%
Depreciation and amortization expense	180	177	3	1.7%	360	348	12	3.4%
Unrealized loss (gain) on foreign currency option and forward contracts	7	(16)	23	-143.8%	9	(12)	21	-175.0%
EBITDA	$ 450	$ 429	$ 21	4.9%	$ 779	$ 752	$ 27	3.6%
Transaction, integration and rebranding costs	1	8	(7)	-87.5%	2	15	(13)	-86.7%
Restructuring costs	4	-	4	100.0%	17	-	17	100.0%
Adjusted EBITDA	$ 455	$ 437	$ 18	4.1%	$ 798	$ 767	$ 31	4.0%
Revenue	4,238	4,363	(125)	-2.9%	8,358	8,555	(197)	-2.3%
Adjusted EBITDA margin (1)	10.7%	10.0%			9.5%	9.0%		

(1) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.

Notes: The sum of quarterly net income attributable to common shareholders and distributed and undistributed net income may not equal year-to-date amounts due to the impact of the two-class method of calculating earnings per share
Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe
Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

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INVESTOR PRESENTATION AUGUST 2019 Financial reconciliations (cont.) 72 The table reconciles XPO’s net income attributable to common shareholders for the periods ended June 30, 2019 and 2018 to adjusted net income attributable to common shareholders for the same periods. Note: Refer to the “Non - GAAP Financial Measures” section on page 2 of this document GAAP net income attributable to common shareholders $ 122 $ 138 $ 165 $ 205 Debt extinguishment loss - - 5 10 Unrealized loss (gain) on foreign currency option and forward contracts 7 (16) 9 (12) Impairment of customer relationship intangibles - - 6 - Transaction, integration and rebranding costs 1 8 2 15 Restructuring costs 4 - 17 - Income tax associated with the adjustments above (2) 2 (10) (4) Impact of noncontrolling interests on above adjustments - - (1) - Allocation of undistributed earnings - - (2) (1) Adjusted net income attributable to common shareholders $ 132 $ 132 $ 191 $ 213 Adjusted basic earnings per share $ 1.41 $ 1.09 $ 1.92 $ 1.77 Adjusted diluted earnings per share $ 1.28 $ 0.98 $ 1.74 $ 1.59 Weighted-average common shares outstanding Basic weighted-average common shares outstanding 92 121 100 120 Diluted weighted-average common shares outstanding 102 134 110 134 Three Months Ended Six Months Ended Reconciliation of Non-GAAP Measures XPO Logistics, Inc. Consolidated Reconciliation of GAAP Net Income and Net Income Per Share to Adjusted Net Income and Adjusted Net Income Per Share (Unaudited) (In millions, except per share data) 2019 2018 2019 2018 June 30, June 30,

INVESTOR PRESENTATION AUGUST 2019 Financial reconciliations (cont.) 73 The following table reconciles XPO’s cash flows provided by operating activities for the three and six months ended June 30, 2019 and 2018, and the years ended December 31, 2018, 2017, 2016 and 2015, to free cash flow for the same periods. Notes: 2016 and 2017 data have been recast to reflect the impact of Accounting Standards Update 2016 - 18 Refer to the “Non - GAAP Financial Measures” section on page 2 of this document Net cash provided by operating activities $ 260 $ 267 $ 164 $ 248 $ 1,102 $ 785 $ 622 $ 91 Cash collected on deferred purchase price receivable 66 - 137 - - - - - Adjusted net cash provided by operating activities 326 267 301 248 1,102 785 622 91 Payment for purchases of property and equipment (118) (126) (236) (268) (551) (504) (483) (249) Proceeds from sales of property and equipment 38 52 85 62 143 118 69 60 Free Cash Flow $ 246 $ 193 $ 150 $ 42 $ 694 $ 399 $ 208 $ (98) 2019 2018 Reconciliation of Non-GAAP Measures 2015 December 31,June 30, 2019 2018 2018 2017 2016 Six Months Ended XPO Logistics, Inc. Reconciliation of Cash Flows From Operating Activities to Free Cash Flow (Unaudited) (In millions) Years EndedThree Months Ended June 30,

Financial reconciliations (cont.)

XPOLogistics

The following table reconciles XPO's revenue attributable to its North American less-than-truckload business for the three and six months ended June 30, 2019 and 2018 to adjusted operating income and adjusted operating ratio for the same periods.

XPO Logistics North American Less-Than-Truckload
Adjusted Operating Ratio
(Unaudited)
(In millions)

	Three Months Ended June 30,				Six Months Ended June 30,			
	2019	2018	$ Variance	Change %	2019	2018	$ Variance	Change %
Revenue (excluding fuel surcharge revenue)	$ 857	$ 834	$ 23	2.8%	$ 1,643	$ 1,613	$ 30	1.9%
Fuel surcharge revenue	142	143	(1)	-0.7%	269	271	(2)	-0.7%
Revenue	999	977	22	2.3%	1,912	1,884	28	1.5%
Salaries, wages and employee benefits	451	441	10	2.3%	896	870	26	3.0%
Purchased transportation	108	99	9	9.1%	208	196	12	6.1%
Fuel and fuel-related taxes	70	75	(5)	-6.7%	140	143	(3)	-2.1%
Depreciation and amortization	54	62	(8)	-12.9%	112	121	(9)	-7.4%
Other operating expenses	93	123	(30)	-24.4%	195	242	(47)	-19.4%
Maintenance	27	25	2	8.0%	54	51	3	5.9%
Rents and leases	12	11	1	9.1%	24	22	2	9.1%
Purchased labor	2	3	(1)	-33.3%	4	6	(2)	-33.3%
Operating income	182	138	44	31.9%	279	233	46	19.7%
Operating ratio [1]	81.8%	85.9%			85.4%	87.7%		
Restructuring costs	-	-	-	0.0%	2	-	2	100.0%
Amortization expense	9	8	1	12.5%	17	17	-	0.0%
Other income [2]	5	7	(2)	-28.6%	11	14	(3)	-21.4%
Adjusted operating income	$ 196	$ 153	$ 43	28.1%	$ 309	$ 264	$ 45	17.0%
Adjusted operating ratio [3]	80.3%	84.3%			83.8%	86.0%		

[1] Operating ratio is calculated as (1 - (Operating income divided by Revenue)).
[2] Other income primarily consists of pension income and is included in Other expense (income) on the Condensed Consolidated Statement of Income.
[3] Adjusted operating ratio is calculated as (1 - (Adjusted operating income divided by Revenue)).

Note: Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

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XPOLogistics

Financial reconciliations (cont.)

The following table reconciles XPO's net income (loss) attributable to common shareholders for the years ended December 31, 2018, 2017, 2016 and 2015 to EBITDA, adjusted EBITDA, and adjusted EBITDA excluding the North American truckload business divested in 2016.

Reconciliation of Non-GAAP Measures
XPO Logistics, Inc.
Consolidated Reconciliation of Net Income (Loss) to Adjusted EBITDA excluding Truckload
(Unaudited)
(In millions)

	Years Ended December 31,							
		2018		2017		2016		2015
Net income (loss) attributable to common shareholders	$	390	$	312	$	63	$	(246)
Preferred stock beneficial conversion charge		-		-		-		52
Distributed and undistributed net income		32		28		6		3
Net income (loss) attributable to noncontrolling interests		22		20		16		(1)
Net income (loss)		444		360		85		(192)
Debt commitment fees		-		-		-		20
Debt extinguishment loss		27		36		70		-
Other interest expense		217		284		361		187
Loss on conversion of convertible senior notes		-		1		-		10
Income tax provision (benefit)		122		(99)		22		(91)
Accelerated amortization of trade names		-		-		-		2
Depreciation and amortization expense		716		658		643		363
Unrealized (gain) loss on foreign currency option and forward contracts		(20)		49		(36)		3
EBITDA	$	1,506	$	1,289	$	1,145	$	302
Transaction, integration and rebranding costs		33		78		103		201
Restructuring costs		21		-		-		-
Litigation costs		26		-		-		-
Gain on sale of equity investment		(24)		-		-		-
Gain on sale of intermodal equipment		-		-		-		(10)
Adjusted EBITDA	$	1,562	$	1,367	$	1,248	$	493
Adjusted EBITDA divested NA Truckload business		-		-		80		19
Adjusted EBITDA excluding Truckload	$	1,562	$	1,367	$	1,168	$	474

Notes: Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe
Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

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INVESTOR PRESENTATION AUGUST 2019 Revenue $ 1,526 $ 1,508 $ 4,238 $ 4,363 Fuel - - (428) (447) Direct postal injection revenue - - - (54) Foreign exchange rates 54 - 99 - Organic Revenue $ 1,580 $ 1,508 $ 3,909 $ 3,862 Organic Revenue Growth (1) 4.8% 1.2% Logistics Consolidated Three Months Ended June 30, Reconciliation of Non-GAAP Measures XPO Logistics, Inc. Reconciliation of GAAP Revenue to Organic Revenue (Unaudited) (In millions) 2019 2018 2019 2018 (1) Organic revenue growth is calculated as the relative change in year-over-year organic revenue, expressed as a percentage of 2018 organic revenue. Financial reconciliations (cont.) 76 The following table reconciles XPO’s GAAP revenue to organic revenue and organic revenue growth for the three months ended June 30, 2019 and 2018 for the consolidated company and the logistics segment. Note: Refer to the “Non - GAAP Financial Measures” section on page 2 of this document